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                                                                    EXHIBIT 10.1

                             PARTICIPATION AGREEMENT

         This Participation Agreement (this "Agreement") is made as of the 27th day of March, 1998, between LaSalle National Bank, a national banking association ("LaSalle") and Friedman's Inc., a Delaware corporation (the "Participant"). LaSalle and certain other Lenders have made or have agreed to make loans and other extensions of credit to Crescent Jewelers, a California corporation (the "Borrower") pursuant to that certain Loan and Security Agreement by and among Borrower, certain parties thereto ("Lenders") and LaSalle as agent for the Lenders ("Agent") dated October 15, 1996, as it has been or may be amended from time to time (the "Loan Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

In consideration of the mutual promises set forth herein, LaSalle hereby sells to the Participant, and the Participant hereby purchases from LaSalle, without recourse to LaSalle, on the terms-is and conditions hereinafter set forth,
28.571 % undivided participation interest in (i) all Loans made by LaSalle, in its individual capacity, to Borrower and any letters of credit issued by LaSalle, in its individual capacity on behalf of Borrower (collectively, the "Loans"), (ii) the interest of LaSalle, in its individual capacity, in the Loan Agreement and the Other Agreements (collectively, the "Loan Documents") and
(iii) the interest of LaSalle, in its individual capacity, in all collateral for and guarantees of the Loans (such interest being herein called the "Participation Interest"), provided that the maximum aggregate principal amount of the Participant's Participation Interest shall not exceed $10,000,000 (the "Maximum Participation Interest").

         1. On the date hereof, the Participant shall pay to LaSalle an amount equal to the Participant's Participation Interest in respect of the principal amount outstanding under the Loans. LaSalle shall deliver to the Participant a Statement of Participation evidencing the Participant's Participation Interest in the Loans in the form of Exhibit A attached hereto.

         2. On Thursday of each week (the "Settlement Date"), the Participant shall pay to LaSalle the amount, if any, by which the principal amount of the Participant's Participation Interest outstanding is less than the Participant's Participation Interest in respect of the then outstanding aggregate principal amount of the Loans and any other amount due to LaSalle hereunder. All remittances due hereunder shall be in immediately available funds without set-off or counterclaim, and shall be sent to LaSalle's office at 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Carolyn Sanford. The obligation of the Participant to remit the amount specified hereunder shall be unconditional and irrevocable, notwithstanding any change of circumstances, including (a) any modification or amendment of, or any consent, waiver, release or forbearance with respect to, any of the terms of the Loan Agreement or any of the Loan Documents; (b) any other act or omission to act on the part of LaSalle (provided that the Participant shall retain any cause of action against LaSalle based on LaSalle's gross negligence or willful misconduct) or on the part of the Borrower or any other person; (c) the existence of any Event of Default under the Loan Agreement or any default under any of the other Loan Documents; or (d) any change of any kind In the financial position or creditworthiness of the Borrower or any other Person. If any payment which is due to LaSalle is not paid by the Participant oil the applicable Settlement Date, then the Participant shall pay interest to LaSalle on


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the amount due to LaSalle from the applicable Settlement Date to the date such payment is made by the Participant to LaSalle, at the highest interest rate applicable to the Loans under the Loan Agreement after the occurrence of an Event of Default, and all such interest shall be payable on demand.

         3. Provided that the Participant has made all payments required by this Agreement to be made to LaSalle, if and as LaSalle receives good funds from the Borrower in payment of amounts due under the Loan Agreement, LaSalle shall: (a) on each Settlement Date distribute to the Participant in immediately available funds, by wire transfer at NationsBank, N.A., Atlanta, Georgia, ABA Number 061000052, Account Number 102243608, Reference: Friedman's Inc. (or at such other location as the Participant shall give notice of as herein provided), an amount equal to the amount, if any, by which the net outstanding principal amount owing to Participant at such time exceeds the Participant's Participation Interest in the then outstanding aggregate principal balance of the Loans at such time; (b) monthly, within five (5) business days of receipt by LaSalle, distribute to the Participant at its address set forth herein (or at such other address as the Participant shall give notice of as herein provided), in like funds, an amount equal to the Participant's Participation Interest in any interest and fees received by LaSalle in connection with the Loans (with the exception of the monthly agency fee payable only to Agent); and (c) monthly, within five (5) business days of receipt by LaSalle, distribute to the Participant at its address set forth herein (or as such other address as the Participant shall give notice of as herein provided), in like funds, an amount equal to the Participant's Participation Interest in any other amount.

         4. If either the Participant or LaSalle shall at any time receive payment on account of its interest in the Loans, whether received by voluntary payment, by sale, disposition, or other realization upon or from any collateral security, by the exercise of the right of set-off or banker's lien, by counterclaim, cross action or by the enforcement of any agreement of the Borrower relating to the Loans, or by proceedings in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, in an amount in excess of the amount such party is entitled to receive hereunder, equitable adjustment will be made between LaSalle and the Participant so that all such payments shall be shared ratably by LaSalle and the Participant in accordance with their respective interests in the Loans. The Participant acknowledges and agrees that LaSalle, in its sole discretion, has all rights (i) to make and present all claims (including filing of proofs of claim) in respect of the Participation Interest in any liquidation, bankruptcy, arrangement, receivership, assignment, reorganization or dissolution proceedings or otherwise and (ii) to vote all claims In respect of the Participation Interest In any such proceedings. The Participant shall have no right to exercise any remedies against the Borrower in respect of the Participation Interest.

         5. If any payment received by LaSalle and forwarded to the Participant pursuant to this Agreement or any amount recovered by either party and shared with the other party pursuant to Section 4 hereof, or any portion of the foregoing is rescinded or must otherwise be returned for any reason, the party who received such payment or amount shall return or pay over its proportionate share of the payment or amount which must be returned, together with any interest that the party who is obligated to return Such payment or amount is required to pay on the payment or amount returned by Such party.



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         6.       If LaSalle (a) makes any payment pursuant to any provision of the Loan Agreement or any other Loan Document (other than a principal advance on a Loan), or (b) incurs any expense which it deems necessary or desirable to protect the rights of LaSalle, the Participant and any other participants in the Loans or which otherwise arises in connection with the performance or enforcement of the Loans, then, to the extent LaSalle is not reimbursed by the Borrower for such payment or expense, the Participant will pay to LaSalle on receipt of notice thereof an amount equal to its Participation Interest in each payment made or expense incurred by LaSalle.

         7. This Agreement shall be in full force and effect until all of the Liabilities under the Loan Agreement have been indefeasibly paid in full and the Loan Agreement has been terminated.

         8. LaSalle will exercise the same care and attention with respect to the administration of the Loans as LaSalle gives to its other credit transactions in which no participations are sold. LaSalle may use its sole discretion with respect to exercising or refraining from exercising its rights or taking or refraining from taking any actions which may be vested in LaSalle or which LaSalle may be entitled to take or assert under or with respect to the Loans, the Loan Agreement or any other Loan Document, and LaSalle shall not be liable to the Participant with respect to anything that LaSalle may do or refrain from doing in the exercise of its business judgment, in the absence of its own gross negligence or willful misconduct. LaSalle shall have no obligation to make any claim or assert any lien upon, or assert any right of setoff with respect to, any property held by LaSalle, whether or not such property constitutes Collateral for the Loans. LaSalle may, in its sole discretion, without prior notice to the Participant and without any consent or other action by the Participant, grant any waiver or consent under or with respect to the Loan Agreement, any other Loan Document and/or the Loans, or agree to any amendment of the Loan Agreement or any other Loan Document. The Participant acknowledges and agrees that it shall not have any voting rights under or with respect to the Loan Agreement, any other Loan Document and/or the Loans. LaSalle may rely upon the advice of counsel concerning legal matters and upon any written communication or any telephone conversation which LaSalle believes to be genuine and correct or to have been signed, sent or made by the proper person and LaSalle shall not be required to make any inquiry concerning the performance by the Borrower or any other person of any of their respective obligations and liabilities under or in respect of the Loan Agreement or any other Loan Document. LaSalle shall not be deemed a trustee for the Participant in connection with the Participation and shall have no duties to the Participant except as expressly set forth in this Agreement.

         9. LaSalle may accept deposits from, make loans or otherwise extend credit to, take deposits from and generally engage in any kind of banking or trust business with the Borrower or any other person, receive security for such loans or extensions of credit, and receive payment on such loans or extensions of credit and otherwise act with respect thereto freely and without accountability, as if this Agreement were not in effect. The Participant shall have no interest in any property taken as collateral for any loans or extensions of credit made by LaSalle other than the Loans or in any property in LaSalle's possession or control or in any deposit held or other indebtedness owing by LaSalle which may be or become collateral for or otherwise available for payment of the Loans by reason of the general description of secured obligations contained in any



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security agreement or other agreement or instrument held by LaSalle, or by reason of the right of setoff, counterclaim or otherwise, except that if such property, deposit or indebtedness or the proceeds thereof shall be applied in reduction of the Loans, the Participant shall be entitled to its share of such application, as set forth in Section 3 above. LaSalle shall maintain records with respect to the Participation Interest and this Agreement. All sums received and payments made by LaSalle in connection with the Loans or the Participation Interest will be clearly and fully accounted for on LaSalle's records in a manner which reflects the Participant's interest therein. If the Participant shall at any time request an accounting, LaSalle shall furnish a written accounting to the Participant.

         10.      The Participant acknowledges and agrees that:

                  (a) The Participant has performed and will continue to perform its own analysis of the Borrower and any other entity which may have liability for the Loans, and its own investigation of the risks involved in the transactions contemplated by the Loan Agreement and in entering into this Agreement and purchasing an interest in the Loans hereunder, and it is not and will not rely on LaSalle with respect thereto;

                  (b) The Participant has reviewed and approved the form and substance of each of the Loan Documents to the extent deemed necessary or advisable by the Participant;

                  (c) LaSalle has not made and shall not at any time be deemed to make any representation or warranty, express or implied, with respect to (i) the due execution, authenticity, legality, accuracy, completeness, validity or enforceability of any of the Loan Documents,
         (ii) the financial condition, solvency or creditworthiness of the Borrower or any other entity which may have liability for the Loans, or the collectibility of the Loans, (iii) the validity, perfection, enforceability, value or sufficiency of, or title to any security for the Loans, or the filing, or recording or taking of any other actions with respect to the Loan Documents, or the security for the Loans, or
         (iv) any other matter having, any relation to this participation, the Loans or the Loan Documents, and

                  (d) LaSalle will furnish to the Participant such information in its possession relating to the Borrower and/or the Loans as may reasonably be requested by the Participant from time to time and will forward to the Participant copies of the Borrower's financial statements as and when received.

         11. In the event the Participant shall fall to perform any obligation to be performed by It under this Agreement, LaSalle may terminate this Agreement and thereafter acquire, or place with one or more other entities, all or any part of the Participation Interest of the Participant in the Loans without, however, relieving the Participant from any liability hereunder or for damages, costs and expenses suffered by LaSalle as a result of such failure by the Participant.

         12. The Participant agrees that it will not sell or otherwise dispose of any portion of its Participation Interest or grant any sub-participation therein without the prior written consent of LaSalle. In the event of a sub-participation, the Participant shall not be relieved of any of its



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obligations to LaSalle hereunder. The Participant represents that it is acquiring the Participation Interest for its own account in the ordinary course of its commercial banking business and not with a view to, or for sale in connection with, any distribution thereof.

         13. By its confirmation and acceptance of this Agreement, the Participant represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and that, upon LaSalle's request, the Participant will furnish to LaSalle such certifications, statements and other documents deemed necessary or appropriate by LaSalle to evidence the Participant's exemption from the withholding of any tax imposed by any applicable jurisdiction or to enable LaSalle to comply with any applicable laws or regulations relating thereto.

         14. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (a) if sent by facsimile, upon confirmation of receipt (b) if sent by overnight courier service, the next day, and (c) if sent by mail, the third day after being mailed by certified mail, postage prepaid, return receipt requested, in any such case addressed to either party at its address as follows or at such other address as may hereafter be designated by notice as herein provided:

If to LaSalle:                          LaSalle National Bank
                                        135 South LaSalle Street
                                        Suite 425
                                        Chicago, Illinois  60603
                                        Attention:  Steven Fenton, Esq.
                                        Facsimile:  312-904-6109

If to the Participant:                  Friedman's Inc.
                                        4 West State Street
                                        Savannah, Georgia  31401
                                        Attention:  Victor M. Suglia
                                        Facsimile:  912-234-1031

         15. THIS AGREEMENT MAY NOT BE AMENDED EXCEPT IN WRITING SIGNED BY BOTH PARTIES HERETO AND-THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS. WITH RESPECT TO ANY DISPUTES ARISING HEREUNDER, EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF ILLINOIS AND WAIVES ANY OBJECTION IT MAY HAVE IN RESPECT OF SUCH DISPUTE ON THE GROUND OF VENUE OR THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         16. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument.



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         If the foregoing correctly sets forth the understanding between us, please indicate your confirmation thereof, and your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.

                                     Very truly yours,

                                     LASALLE NATIONAL BANK



                                     By: /s/
                                         --------------------------------------
                                     Its:  Sr. Vice President
                                         --------------------------------------

Confirmed and accepted as of the
date first above written

FRIEDMAN'S INC.

By: /s/ Victor M. Suglia
    --------------------------------------
Its: Senior Vice President and
     Chief Financial Officer
    --------------------------------------















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